UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2005

Internet America, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-25147	86-0778979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dallas Center

350 N. St. Paul Street

Suite 3000

Dallas, Texas 75201

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (214) 861-2500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 14, 2005, Internet America, Inc. issued a press release announcing, among other things, the results of operations and financial condition for its second quarter ended December 31, 2004, which is furnished as Exhibit 99.1 hereto. The foregoing description is qualified by reference to such exhibit.

Item 7.01. Regulation FD Disclosure.

On February 14, 2005, Internet America issued a press release announcing that former US Ambassador John Palmer was elected to the Internet America Board of Directors, and that William E. Ladin, Chief Executive Officer, assumed the additional role of Chairman of the Internet America Board of Directors from David Hanna. Mr. Hanna will continue to serve as a director. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K. The foregoing description is qualified by reference to such exhibit.

The information furnished in this report, including the exhibits, shall not be deemed to be incorporated by reference into any of Internet America’s filings with the SEC under the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing, and shall not be deemed to be “filed” with the SEC under the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits

Exhibits:
99.1	Press Release of Internet America dated February 14, 2005

99.2	Press Release of Internet America dated February 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNET AMERICA, INC.

By:	/s/ William E. Ladin, Jr.
William E. Ladin, Jr. President and Chief Executive Officer

Date: February 14, 2005

INDEX TO EXHIBITS

We undertake to furnish to any shareholder so requesting a copy of the following exhibit upon payment to us of the reasonable costs incurred by us in furnishing such exhibit.

Item Number	Exhibit
99.1	Press Release dated February 14, 2005, announcing the results of operations and financial condition for the second quarter ended December 31, 2004.

99.2	Press Release dated February 14, 2005, announcing the election of John Palmer to the Internet America Board of Directors.